Exhibit (h-3)

AMENDMENT NO. 2

TO

SHAREHOLDER

ADMINISTRATIVE SERVICES AGREEMENT

Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Fred Alger Management, Inc. (“Alger Management”) entered into a Shareholder Administrative Services Agreement dated February 28, 2005, as amended June 30, 2007 (the “Agreement”), and wish to amend the Agreement as follows:

WHEREAS, the Boards of Trustees of the Funds approved a revised fee at a Board Meeting on May 18, 2010;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth in the Agreement, the parties agree as follows:

For the services provided by Alger Management under the Agreement, effective June 30, 2010, each Fund will pay Alger Management an asset based fee of 0.0165% (1.65 bps) with respect to Class A, B, and C shares of the Fund, and 0.01% (1 basis point) with respect to Class I, R, I-2 and S shares of the Fund, plus out-of-pocket expenses incurred by Alger Management in performing its responsibilities under the Agreement, within 10 days of the first day of each month.

FRED ALGER MANAGEMENT, INC.

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

ALGER CHINA-U.S. GROWTH FUND

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

THE ALGER FUNDS

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

THE ALGER FUNDS II

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

THE ALGER PORTFOLIOS

By:	/s/ Hal Liebes

Hal Liebes, Executive Vice President

Attest:	/s/ Lisa Moss

Lisa Moss, Senior Vice President

EXHIBIT A

Alger China-U.S. Growth Fund

The Alger Funds

The Alger Funds II

The Alger Institutional Funds

The Alger Portfolios

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